Exhibit 16(4)(b)

Aetna Insurance Company of America
[LOGO OF	Home Office: 151 Farmington Avenue
AETNA	Hartford, Connecticut 06156
APPEARS	(800) 531-4547
HERE]
You may call the toll-free number shown above to get answers to your questions or help to resolve a complaint.

Aetna Insurance Company of America, herein called Aetna, agrees to pay the benefits stated in this Contract.

Specifications
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Plan
MARATHON PLUS
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Type of Plan
FLEXIBLE PREMIUM ACCOUNT
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Contract Holder
E.G. ANYBROKER
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Contract No.
SPECIMEN
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Effective Date
SEPTEMBER 1, 1993
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This Contract is Delivered in YOUR STATE	and is Subject to the
Laws of that Jurisdiction

THE VARIABLE FEATURES OF THE GROUP CONTRACT ARE DESCRIBED IN PARTS III AND V.

Right to Cancel
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The contract Holder may cancel this Contract within 10 days of receiving it by returning this Contract along with a written notice to Aetna at the above address or to the agent from whom it was purchased. Within 7 days after it receives the notice of cancellation and this Contract at its Home Office, Aetna will return the entire consideration paid plus any increase or minus any
decrease in the	current value of any funds allocated to the Separate Account.

This page, the following pages, and the application make up the entire Contract.

Signed at the Home Office on the Effective Date.

/s/SIGNATURE APPEARS HERE	/s/SIGNATURE APPEARS HERE

President	Secretary

Group Variable, Fixed, or Combination Annuity Contract
Nonparticipating

ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT
EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO
FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA.
APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR
DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT
APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

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Specifications

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Guaranteed	There is a guaranteed interest rate for Purchase
Interest Rate	Payment(s) held in the MG Account. (See Contract
Schedule I).

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Deductions from	There will be deductions for mortality and expense risks
the Separate	and administrative fees. (See Contract Schedule I and
Account	II).

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Deduction from	Purchase Payment(s) are subject to a deduction for
Purchase Payment(s)	premium taxes, if any. (See 3.01).

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Surrender Fee	There will be a charge deducted upon surrender. (See
Contract Schedule I).

This Contract is a legal contract and constitutes the entire legal relationship between Aetna and the Contract Holder.

READ THIS CONTRACT CAREFULLY. This Contract sets forth, in detail, all of the rights and obligations of both you and Aetna. IT IS THEREFORE IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.

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Contract Schedule I
Accumulation Period

Separate Account

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Separate Account:	Variable Annuity Account I

Charges to Separate	A daily charge is deducted from any portion of
Account:	the Current Value allocated to the Separate
	Account. The deduction is the daily equivalent
	of the annual effective percentage shown in the
following chart:

	Administrative Charge	0.15%
	Mortality Risk Charge	0.35%
	Expense Risk Charge	0.90%
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	Total Separate Account Charges	1.40%

Marathon Guaranteed Account (MG Account)

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Minimum Guaranteed Interest Rate (effective
annual rate of return): 3.0%.

Separate Account and MG Account

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Transfers:

An unlimited number of Transfers may be made during the Accumulation Period. Aetna allows 12 free Transfers in any calendar year. Thereafter, Aetna reserves the right to charge $10 for each subsequent Transfer.

Maintenance Fee:	The annual Maintenance Fee is $30. If the Account's Current Value is $50,000 or more on the date the Maintenance Fee is to be deducted, the Maintenance Fee is $0.

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Contract Schedule I (Continued)
Accumulation Period

Separate Account and MG Account (Cont'd)

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Surrender Fee:	For each surrender, the Surrender Fee for each
	Net Purchase Payment will be determined as
	follows:

		Surrender Fee
	Length of Time from Deposit of Net	(as percentage of
	Purchase Payment (Years)	Net Purchase Payment)
	Less than 2 years	7%
	2 or more but less than 4 years	6%
	4 or more but less than 5 years	5%
	5 or more but less than 6 years	4%
	6 or more but less than 7 years	3%
	7 years or more	0%

Systematic	The specified payment or specified percentage
Withdrawal Option	may not be greater than 10% of the Account's
(SWO):	Current Value at time of election.

See 1. GENERAL DEFINITIONS for explanations.

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Contract Schedule II
Annuity Period

Separate Account

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Charges to Separate Account:

A daily charge at an annual effective rate of 1.25% for Annuity mortality and expense risks. The administrative charge is established upon election of an Annuity option. This charge will not exceed 0.25%.

Variable Annuity Assumed Annual Net Return Rate:

If a Variable Annuity is chosen, an assumed annual net return rate of 5.0% may be elected. If 5.0% is not elected, Aetna will use an assumed annual net return rate of 3.5%.

The assumed annual net return rate factor for 3.5% per year is 0.9999058.

The assumed annual net return rate factor for 5.0% per year is 0.9998663.

If the portion of a Variable Annuity payment for any Fund is not to decrease, the Annuity return factor under the Separate Account for that Fund must be:

(a) 4.75% on an annual basis plus an annual return of up to 0.25% to offset the administrative charge set at the time Annuity payments commence if an assumed annual net return rate of 3.5% is chosen; or

(b) 6.25% on an annual basis plus an annual return of up to 0.25% to offset the administrative charge set at the time Annuity payments commence, if an assumed annual net return rate of 5% is chosen.

Fixed Annuity

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Minimum Guaranteed Interest Rate (effective annual
rate of return): 3.0%

See 1. GENERAL DEFINITIONS for explanations.

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TABLE OF CONTENTS

I. GENERAL DEFINITIONS
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Page

1.01	Account	9
1.02	Accumulation Period	9
1.03	Adjusted Current Value	9
1.04	Annuitant	9
1.05	Annuity	9
1.06	Beneficiary	9
1.07	Certificate Holder	9
1.08	Code	9
1.09	Contract	9
1.10	Contract Holder	9
1.11	Current Value	10
1.12	Deposit Period	10
1.13	Fixed Annuity	10
1.14	Fund(s)	10
1.15	General Account	10
1.16	Guaranteed Rates - MG Account	10
1.17	Guaranteed Term	10
1.18	Guaranteed Term(s) Groups	10
1.19	Maintenance Fee	11
1.20	Marathon Guaranteed Account (MG Account)	11
1.21	Market Value Adjustment (MVA)	11
1.22	Matured Term Value	11

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1.23	Matured Term Value Transfer	11
1.24	Maturity Date	11
1.25	Net Purchase Payment(s)	11
1.26	Nonunitized Separate Account	11
1.27	Purchase Payment(s)	11
1.28	Reinvestment	11
1.29	Separate Account	12

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		Page
1.30	Surrender Value	12
1.31	Transfers	12
1.32	Valuation Period (Period)	12
1.33	Variable Annuity	12

II. GENERAL PROVISIONS
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2.01	Change of Contract	12
2.02	Change of Fund(s)	13
2.03	Nonparticipating Contract	14
2.04	Payments and Elections	14
2.05	State Laws	14
2.06	Control of Contract	14
2.07	Designation of Beneficiary	14
2.08	Misstatements and Adjustments	15
2.09	Incontestability	15
2.10	Grace Period	15
2.11	Individual Certificates	15

III. PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
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3.01	Net Purchase Payment	15
3.02	Certificate Holder's Account	15
3.03	Fund(s) Record Units -- Separate Account	16
3.04	Net Return Factor(s) -- Separate Account	16
3.05	Fund Record Unit Value -- Separate Account	16
3.06	Market Value Adjustment	16
3.07	Transfer of Current Value from the Funds or MG Account	18
3.08	Notice to the Certificate Holder	18
3.09	Loans	18
3.10	Systematic Withdrawal Option (SWO)	18
3.11	Death Benefit Amount	20
3.12	Death Benefit Options available to Beneficiary	20

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Page
3.13	Liquidation of Surrender Value	22
3.14	Surrender Fee	22
3.15	Payment of Surrender Value	23
3.16	Reinstatement	23

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3.17 Payment of Adjusted Current Value

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IV. ANNUITY PROVISIONS
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4.01	Choices to be Made	24
4.02	Terms of Annuity Options	24
4.03	Death of Annuitant/Beneficiary	25
4.04	Fund(s) Annuity Units -- Separate Account	26
4.05	Fund(s) Annuity Unit Value -- Separate Account	27
4.06	Annuity Net Return Factor(s) -- Separate Account	27
4.07	Annuity Options	27

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I.	GENERAL DEFINITIONS
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1.01	Account:
1.02	Accumulation Period:
1.03	Adjusted Current Value:
1.04	Annuitant:
1.05	Annuity:
1.06	Beneficiary:
1.07	Certificate Holder:
1.08	Code:
1.09	Contract
1.10	Contract Holder:

A record established for each Certificate Holder to maintain the value of all Net Purchase Payments held on his/her behalf during the Accumulation Period.

The period during which the Net Purchase Payment(s) are applied to an Account to provide future Annuity payment(s).

The Current Value of an Account plus or minus any aggregate MG Account MVA, if applicable. (See 1.21)

The person whose life is measured for purposes of the guaranteed death benefit and the duration of Annuity payments under this Contract.

Payment of an income:

(a)	For the life of one or two persons;
(b)	For a stated period; or
(c)	For some combination of (a) and (b).

The individual or estate entitled to receive any payment from the Account upon the death of the Annuitant.

A person who purchases an interest in this Contract as evidenced by a certificate. A Certificate Holder cannot be a nonnatural person (i.e. a trustee for a trust, an executor or administrator for an estate, or an incorporated or unincorporated business).

The Internal Revenue Code of 1986, as it may be amended from time to time.

This agreement between Aetna and the Contract Holder.

The entity to which the Contract is issued. The Contract is offered to:

(a)

National Association of Securities Dealers, Inc. (``NASD'') member broker-dealers selected by Aetna, who have a minimum net capital of $250,000 or more, including broker-dealer subsidiaries of banks and savings and loan associations;

(b)	Employers who sponsor nonqualified benefit plans for their employees (exempt from ERISA Title I);
(c)	Entities that contribute to annuities on behalf of their customers; and
(d)	Custodians of custodial accounts and trustees of trusts that have been established for Individual Retirement Accounts under Code Section 408.

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1.11 Current Value:

1.12 Deposit Period:

1.13 Fixed Annuity:

1.14	Fund(s):
1.15	General Account:
1.16	Guaranteed Rates-- MG Account:

1.17 Guaranteed Term:

1.18 Guaranteed Term(s) Groups:

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1.19 Maintenance Fee

1.20 Marathon Guaranteed Account (MG Account):

As of the most recent Valuation Period, the Net Purchase Payment and any additional amount deposited pursuant to 3.11 plus any interest added to the portion allocated to the MG Account; and plus or minus the investment experience of the portion allocated to the Funds since deposit; less all Maintenance Fees deducted, any amounts surrendered and any amounts applied to an Annuity.

A calendar week, a calendar month, a calendar quarter, or any other period of time specified by Aetna during which Net Purchase Payment(s), Transfers and Reinvestments are accepted into the MG Account for one or more Guaranteed Terms. Aetna reserves the right to extend the Deposit Period.

An Annuity with payments that do not vary in amount.

The open-end management investment companies (mutual funds) in which the Separate Account invests.

The Account holding the assets of Aetna, other than those assets held in Aetna's separate accounts.

Aetna will declare the interest rate(s) applicable to a specific Guaranteed Term at the start of the Deposit Period for that Guaranteed Term. The rate(s) are guaranteed by Aetna for the Deposit Period and the ensuing Guaranteed Term. The Guaranteed Rates are annual effective yields. That is, interest is credited daily at a rate that will produce the Guaranteed Rate over the period of a year. No Guaranteed Rate will ever be less than the Minimum Guaranteed Rate shown on Contract Schedule I.

For Guaranteed Terms of one year or less, one Guaranteed Rate is credited for the full Guaranteed Term. For longer Guaranteed Terms, an initial Guaranteed Rate is credited from the date of deposit to the end of a specified period within the Guaranteed Term. There may be different Guaranteed Rate(s) declared for subsequent specified time intervals throughout the Guaranteed Term.

The period of time for which MG Account Guaranteed Rates are guaranteed on Net Purchase Payments, Transfers and Reinvestments made into a current Deposit Period for the MG Account. Such period begins on the day following the close of the Deposit Period and ends on the designated Maturity Date. Guaranteed Terms are offered at Aetna's discretion for various lengths of time ranging up to and including ten years.

During a Deposit Period, Aetna may make available any number of Guaranteed Terms. The Certificate Holder may allocate Net Purchase Payments and Transfers into any or all of the available Guaranteed Terms.

All MG Account Guaranteed Term(s) with the same length of time from the close of the Deposit Period until the designated Maturity Date.

The Maintenance Fee (see Contract Schedule I) will be deducted during the Accumulation Period from the Current Value on each anniversary of the date the Account is established and upon surrender of the entire Account.

An accumulation option where Aetna guarantees stipulated rate(s) of interest for specified periods of time. All assets of Aetna, including amounts in the Nonunitized Separate Account, are available to meet the guarantees under the MG Account.

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1.21 Market Value Adjustment	An adjustment to the amount withdrawn or
(MVA):	transferred from an MG Account Guaranteed Term
prior to the end of that Guaranteed Term. The
adjustment reflects the change in the value of
the investment due to changes in interest rates
since the date of deposit and is computed using
the formula given in 3.06. The adjustment is
expressed as a percentage of each dollar being
withdrawn.

1.22 Matured Term Value:	The amount payable on an MG Account Guaranteed
Term's Maturity Date.

1.23 Matured Term Value	During the calendar month following an MG
Transfer:	Account Maturity Date, the Certificate Holder
may notify Aetna's Home Office in writing to
Transfer or surrender all or part of the
Matured Term Value, plus interest at the new
Guaranteed Rate accrued thereon, from the MG
Account without an MVA. This provision only
applies to the first such written request
received from the Certificate Holder during
this period for any Matured Term Value.

1.24 Maturity Date:	The last day of an MG Account Guaranteed Term.

1.25 Net Purchase Payment(s):	The Purchase Payment less premium taxes, as
applicable.

1.26 Nonunitized Separate	A separate account set up by Aetna under Title
Account:	38, Section 38a-433, of the Connecticut General
Statutes, that holds assets for MG Account
Terms. There are no discrete units for this
Account. The Certificate Holder does not
participate in the investment gain or loss from
the assets held in the Nonunitized Separate
Account. Such gain or loss is borne entirely by
Aetna. These assets may be chargeable with
liabilities arising out of any other business
of Aetna.

1.27 Purchase Payment(s):	Payment(s) accepted by Aetna at its Home
Office. Aetna reserves the right to refuse to
accept any Purchase Payment at any time for any
reason. No advance notice will be given to the
Contract Holder or Certificate Holder.

1.28 Reinvestment:	Aetna will mail a notice to the Certificate
Holder at least 18 calendar days before a
Guaranteed Term's Maturity Date. This notice
will contain the Terms available during the
current Deposit Periods with their Guaranteed
Rate(s) and projected Matured Term Value. If no
specific direction is given by the Certificate
Holder prior to the Maturity Date, each Matured
Term Value will be reinvested in the current
Deposit Period for a Guaranteed Term of the
same duration. If a Guaranteed Term of

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1.28 Reinvestment (Cont'd):	the same duration is unavailable, each Matured
Term Value will automatically be reinvested in
the current Deposit Period for the next
shortest Guaranteed Term available. If no
shorter Guaranteed Term is available, the next
longer Guaranteed Term will be used. Aetna will
mail a confirmation statement to the
Certificate Holder the next business day after
the Maturity Date. This notice will state the
Guaranteed Term and Guaranteed Rate(s) which
will apply to the reinvested Matured Term
Value.

1.29 Separate Account:	A separate account that buys and holds shares
of the Fund(s), income, gains or losses,
realized or unrealized, are credited or charged
to the Separate Account without regard to other
income, gains or losses of Aetna. Aetna owns
the assets held in the Separate Account and
is not a trustee as to such amounts. This
Separate Account generally is not guaranteed
and is held at market value. The assets of the
Separate Account, to the extent of reserves and
other contract liabilities of the Account,
shall not be charged with other Aetna
liabilities.

1.30 Surrender Value:	The amount payable by Aetna upon the surrender
of any portion of an Account.

1.31 Transfers:	The movement of invested amounts among the

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available Fund(s) and the MG Account under this Contract during the Accumulation Period.

1.32 Valuation Period (Period):

The period of time for which a Fund determines its net asset value, usually from 4:15 p.m. Eastern time each day the New York Stock Exchange is open until 4:15 p.m. the next such day, or such other day that one or more of the Funds determines its net value.

1.33 Variable Annuity:	An Annuity with payments that vary with the net investment results of one or more Funds under the Separate Account.

II.	GENERAL PROVISIONS
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2.01 Change or Contract:

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2.01 Change of Contract (Cont'd):

2.02 Change of Fund(s):

Only an authorized officer of Aetna may change the terms of this Contract. Aetna will notify the Contract Holder in writing at least 30 days before the effective date of any change. Any change will not affect the amount or terms of any Annuity which begins before the change.

Aetna reserves the right to refuse to accept any Purchase Payment at any time for any reason. This applies to an initial Purchase Payment to establish a new Account or to subsequent Purchase Payments to existing Accounts under the Contract. No advance notice will be given to the Contract Holder or Certificate Holder.

Aetna may make any change that affects the MG Account Market Value Adjustment (3.06) with at least 30 days' advance written notice to the Contract Holder and the Certificate Holder. Any such change shall become effective for any new Term and will apply to all present and future Accounts.

Aetna reserves the right to change the terms of the Systematic Withdrawal option (3.10) for future elections and discontinue the availability of this option after proper notification.

Any change that affects any of the following under this Contract will not apply to Accounts in existence before the effective date of the change:

(a)	Net Purchase Payment (1.25)
(b)	MG Account Guaranteed Rate (1.16)
(c)	Net Return Factor(s) -- Separate Account (3.04)
(d)	Current Value (1.11)
(e)	Surrender Value (1.30)
(f)	Funds(s) Annuity Unit Value -- Separate Account (4.05)
(g)	Annuity options (4.07)
(h)	Fixed Annuity interest Rates (4.01)
(i)	Transfers (1.31).

Any change that affects the Annuity options and the tables for the options may be made:

(a)	No earlier than 12 months after the effective date of this Contract; and
(b)	No earlier than 12 months after the effective date of any prior change

Any Account established on or after the effective date or any change will be subject to the change. If the Contract Holder does not agree to any change under this provision, no new Accounts may be established under this Contract. This Contract may also be changed as deemed necessary by Aetna to comply with federal or state law.

Aetna, or the Separate Account, may:

(a)	Change the Fund(s) which may be invested in by the Separate Account; and
(b)	Replace the shares of any Fund(s) held in the Separate Account with shares of any other Fund(s).

Changes must be:

(a) Approved by a majority vote in the Separate

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2.02 Change of Fund(s) (Cont'd):

2.03 Nonparticipating Contract:

2.04 Payments and Elections:

2.05 State Laws:

2.06 Control of Contract:

2.07 Designation of Beneficiary:

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2.08 Misstatements and Adjustments:

2.09	Incontestability:
2.10	Grace Period:

2.11 Individual Certificates:

Account with respect to the Fund(s) whose
shares are to be replaced; or

(b)	Deemed necessary by Aetna under the Investment Company Act of 1940; or
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(c)	Deemed necessary by Aetna to accomplish the purpose of the Separate Account.

Aetna will notify the Contract Holder and the
Certificate Holder of any change.

The Contract Holder, Certificate Holders or
Beneficiaries will not have a right to share
in the earnings of Aetna.

While the Certificate Holder is living, Aetna
will pay the Certificate Holder any Annuity
payments as and when due. After the Certificate
Holder's death, any Annuity payments required
to be made will be paid in accordance with
4.03. Aetna will determine other payments
and/or elections as of the end of the Valuation
Period in which the request is received at its
Home Office. Such payments will be made within
7 calendar days of receipt at its Home Office
of a written claim for payment which is in good
order, except as provided in 3.15.

The Contract and the Certificates comply with
the laws of the state in which they are
delivered. Any surrender, death, or Annuity
payments are equal to or greater than the
minimum required by such laws. Annuity tables
for legal reserve valuation shall be as
required by state law. Such tables may be
different from Annuity tables used to determine
Annuity payments.

This is a Contract between the Contract Holder
and Aetna. The Contract Holder has title to the
Contract. Contract Holder rights are limited to
accepting or rejecting Contract modifications.
The Certificate Holder has all other rights to
amounts held in his or her Account.

Each Certificate Holder shall own all amounts
held in his or her Account. Each Certificate
Holder may make any choices allowed by this
Contract for his or her Account. Choices made
under this Contract must be in writing. Until
receipt of such choices at Aetna's Home Office,
Aetna may rely on any previous choices made.

The Contract is not subject to the claims of any
creditors of the Contract Holder or the
Certificate Holder, except to the extent
permitted by law.

The Certificate Holder may assign or transfer
his or her rights under the Contract to one or
more natural persons. Any assignment or transfer
made must be submitted to Aetna's Home Office in
writing and will not be effective until accepted
by Aetna.

Each Certificate Holder shall name his or her
Beneficiary. The Beneficiary may be changed at
any time. Changes to Beneficiary must be
submitted to Aetna's Home Office in writing and
will not be effective until accepted by Aetna.

If Aetna finds the age of any Annuitant to be
misstated, the correct facts will be used to
adjust payments.

Aetna cannot cancel this Contract because of
any error of fact on the application. Aetna
cannot cancel an Account because of any error
of fact on the enrollment form.

This Contract will remain in effect even if
Purchase Payments are not continued except as
provided in the Payment of Adjusted Current
Value provision (see 3.17).

Aetna shall issue a certificate to each
Certificate Holder. The certificate will
summarize certain provisions of the Contract.
Certificates are for information only and are

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not a part of the Contract.

III.	PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
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3.01 Net Purchase Payment:

3.02 Certificate Holder's Account:

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This amount is the actual Purchase Payment less any premium tax. Aetna will generally deduct the premium tax when Annuity benefits are elected (see Part IV). If Aetna determines that under applicable state law, it must pay a premium tax when the Purchase Payment is received or at any other time, it will deduct the tax at that time.

The Net Purchase Payment will be credited among:

(a)	The current Deposit Period(s) for Guaranteed Terms under the MG Account; and
(b)	The Fund(s) in which the Separate Account invests.

For each Net Purchase Payment, the Certificate Holder shall tell Aetna the allocation percentage to be applied to the current Deposit Period for each of the available Guaranteed Terms in the MG Account and/or each Fund. If allocation instructions are not received along with any subsequent Net Purchase Payment, the allocation will be the same as that indicated on the original enrollment form. If the same Guaranteed Term is no longer available, the Net Purchase Payment will be allocated to the next shortest Guaranteed Term available in the current Deposit Period. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used.

Aetna will maintain an Account for each Certificate Holder.

Aetna will declare from time to time the acceptability and the minimum amount for additional Purchase Payments. Each Account will be subject to the Terms and Conditions of the Contract in effect at the time the first Purchase Payment for such Account is applied to the Contract except for changes made to comply with federal or state law.

3.03 Fund(s) Record Units -- Separate Account:

The portion of the Net Purchase Payment(s) applied to each Fund under the Separate Account will determine the number of Fund record units for that Fund. This number is equal to the portion of the Net Purchase Payment(s) applied to each Fund divided by the Fund record unit value (see 3.05) for the Valuation Period in which the Purchase Payment is received in good order at Aetna's Home Office.

3.04 Net Return Factor(s) -- Separate Account:

The net return factor(s) are used to compute all Separate Account record units for any Fund.

The net return factor(s) for each Fund is equal to 1.0000000 plus the net return rate.

The net return rate is equal to:

(a)	The value of the shares of the Fund held by the Separate Account at the end of the Valuation Period; minus
(b)	The value of the shares of the Fund held by the Separate Account at the start of the Valuation Period; plus or minus
(c)	Taxes (or reserves for taxes) on the Separate Account (if any); divided by
(d)	The total value of the Fund(s) record units and Fund(s) annuity units of the Separate Account at the start of the Valuation Period; minus
(e)	A daily Separate Account charge at an annual rate as shown on Contract Schedule I for mortality and expense risks, which may include profit; and a daily administrative charge.
A	net return rate may be more or less than 0%.

The value of a share of the Fund is equal to
the net assets of the Fund divided by the
number of shares outstanding.

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3.05 Fund Record Unit

Value -- Separate Account:

3.06 Market Value

Adjustment:

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3.06 Market Value Adjustment (Cont'd):

A Fund record unit value is computed by
multiplying the net return factors for the
current Valuation Period by the Fund record
unit value for the previous Period. The dollar
value of Fund record units, Separate Account
assets, and Variable Annuity payments may go up
or down due to investment gain or loss.

There will be an MVA for a withdrawal from the
MG Account before the end of a Guaranteed Term
when the withdrawal is due to:

(a)	A Transfer; except as specified in MG Account Matured Term Value Transfer;
(b)	A full or partial surrender, including a 10% free withdrawal under 3.14; or
(c)	An election of Annuity option 2 (see 4.07).

Full and partial surrenders and Transfers made
within six months after the date of the
Annuitant's death will be the greater of:

(a)	The aggregate MVA amount which is the sum of all market value adjusted amounts calculated due to a withdrawal of amounts.
This total may be greater or less than the Current Value of those amounts; or
(b)	The applicable portion of the Current Value in the MG Account.

After the six-month period, the surrender or
Transfer will be the aggregate MVA amount,
which may be greater or less than the Current
Value of those amounts.

The greater of the aggregate MVA amount or the
applicable portion of the Current Value applies
amounts withdrawn from the MG Account on
account of an election of Annuity options 3 or
4 (see 4.07).

Market value adjusted amounts will be equal to
the amount withdrawn multiplied by the
following ratio:

x
---
365

(1 + i)
------------------
x
---
365

(1 + j)

Where:

i	is the Deposit Period Yield
j	is the Current Yield
x	is the number of days remaining, (computed from Wednesday of the week of withdrawal) in the Guaranteed Term.

The Deposit Period Yield will be determined as
follows:

(a)

At the close of the last business day of each week of the Deposit Period, a yield will be computed as the average of the yields on that day of U.S. Treasury Notes which mature in the last three months of the Guaranteed Term.

(b)

The Deposit Period Yield is the average of yields for the Deposit Period. If withdrawal is made before the close of the Deposit Period, it is the average of those yields on each week preceding withdrawal.

The Current Yield is the average of the yields
on the last business day of the week preceding
withdrawal on the same U.S. Treasury Notes
included in the Deposit Period Yield.

In the event that no U.S. Treasury Notes which
mature in the last three months of the

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3.07 Transfer of Current Value from the Funds or MG

Account:

3.08 Notice to the Certificate Holder:

3.09	Loans:
3.10	Systematic Withdrawal Option (SWO):


3.10 Systematic Withdrawal Option (SWO)(Cont'd):

Guaranteed Term exist, Aetna reserves the
right to use the U.S. Treasury Notes that
mature in the following quarter.

Before an Annuity option is elected, all or
any portion of the Adjusted Current Value of
the Certificate Holder's Account may be
transferred from any Fund or Guaranteed Term
of the MG Account:

(a)	To any other Fund; or
(b)	To any Guaranteed Term of the MG Account available in the current Deposit Period.

Transfer requests can be submitted as a
percentage or as a dollar amount, Aetna may
establish a minimum transfer amount. Within
a Guaranteed Term Group, the amount to be
surrendered or transferred will be withdrawn
first from the oldest Deposit Period, then
from the next oldest, and so on until the
amount requested is satisfied.

The Certificate Holder may make an unlimited
number of Transfers during the Accumulation
Period. The number of free Transfers allowed by
Aetna is shown on Contract Schedule I.
Additional Transfers may be subject to a
Transfer fee as shown on Contract Schedule I.

Transfers from the MG Account of a Matured Term
Value on or within one calendar month of a
Term's Maturity Date do not count against the
annual Transfer limit.

Amounts applied to Guaranteed Terms of the MG
Account may not be transferred to the Funds or
to another Guaranteed Term during the Deposit
Period or for 90 days after the close of the
Deposit Period except for Matured Term
Value (s) during the calendar month following
the Term's Maturity Date.

Transfers from Guaranteed Terms of the MG
Account are subject to the MVA provisions of
3.06.

The Certificate Holder will receive quarterly
statements from Aetna of:

(a)	The value of any amounts held in: (1) The MG Account; and (2) The Fund(s) under the Separate

Account.

(b)	The number of any Fund(s) record units; and
(c)	The Fund(s) record unit value.

Such number or values will be as of a specific
date no more than 60 days before the date of
the notice.

Loans are not available under this Contract.

A distribution option under which a portion of
the Account's Current Value will automatically
be surrendered and distributed each year. SWO
payments will be calculated on the Account's
full Current Value. The distributed amount is
withdrawn pro rata from each investment option
under the Account. A Surrender Fee will not be
deducted from any portion of the Adjusted
Current Value which is paid as a distribution
under SWO.

Certificate Holders should consult their tax
adviser prior to requesting this distribution
option. Aetna will not be responsible for any
adverse tax consequences due to receiving SWO
payments.

(a)	Amount of Distribution: The Certificate Holder may elect one of the three payment methods described below.

(1) Specified Payment: Payments of a
designated dollar amount. The annual
amount may not be greater than the

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3.10 Systematic Withdrawal Option (SWO)(Cont'd):

3.11 Death Benefit Amount:

percentage of the Current Value at time
of election as shown on Contract
Schedule I. This annual dollar amount
will remain constant. At its
discretion, Aetna may require a minimum
initial payment amount;

(2) Specified Period: Payments which are
made over a period of time which must
be at least 10 years. The annual amount
paid each year is calculated by
dividing the Current Value as of
December 31 of the prior year by the
number of payment years remaining; or

(3) Specified Percentage: Payment of a
designated percentage which cannot be
greater than the percentage of the
Current Value at the time of election
as shown on Contract Schedule I. The
percentage may be changed by written
request. Aetna reserves the right to
limit the number of times the
percentage may be changed. The annual
amount is calculated by multiplying
the Current Value as of December 31 of
the year prior to the payment by the
designated percentage.

Payments upon the Certificate Holder's or
Annuitant's death will be made to the
Beneficiary in the manner described in
3.12.

(b)

Minimum Initial Current Value: At its discretion, Aetna may require a minimum initial Current Value for election of this option. If after election of this option the Current Value is insufficient to make a scheduled SWO payment, Aetna will distribute the entire Account balance.

(c)

Date of Distribution: The Certificate Holder shall specify the initial distribution date. The earliest date for distribution is the date on which the Certificate Holder attains age 59 1/2. As elected by the Certificate Holder, SWO payments will be made on a monthly, quarterly, semi-annual or annual basis. If SWO payments are made more frequently than annually, the designated annual amount is divided by the number of payments due each calendar year. Subsequent distributions will be made on the 15th of any month or such other date Aetna may designate or allow.

(d)	Election and Revocation: SWO may be elected by submitting a completed and signed
election	form to Aetna's Home Office. Once
elected,	this option may be revoked by the
Certificate	Holder or spousal Beneficiary,
if	elected after the Certificate
19

Holder's death, by submitting a written
request to Aetna at its Home Office. Any
revocation will apply only to amounts not
yet paid. SWO may be elected only once by
the Certificate holder or by the spousal
Beneficiary.

If the Certificate Holder or Annuitant dies
before Annuity payments start, the Beneficiary
is entitled to a death benefit under the
Account. The claim date is the date when proof
of death and the Beneficiary's claim are
received in good order at Aetna's Home Office.
The amount of the death benefit is determined
as follows:

(a)	Death or Annuitant less than 75 years of age: The guaranteed death benefit is the greatest of:

(1) The gross sum of all Purchase
Payment(s) made to the Account (as of
the date of death) minus the sum of all
amounts surrendered, applied to an
Annuity, of deducted from the Account;

(2) The step up value as of the date of

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3.12 Death Benefit Options available to Beneficiary:


3.12 Death Benefit Options available to Beneficiary (Cont'd):

death plus all Net Purchase Payments
made to the Account, minus the total of
all partial surrenders, amounts applied
to an Annuity and deductions made from
the Account since determination of the
step up value. The step up value is the
Current Value on the most recent
seventh year anniversary of the date
the first Net Purchase Payment is
applied to the Account;

(3) The Account's Current Value as of the
date of death.

The excess, if any, of the guaranteed death
benefit value over the Account's Current
Value is determined as of the date of
death. Any excess amount will be deposited
to the Account and allocated to Aetna
Variable Encore Fund as of the claim date.
The Current Value on the claim date plus
any excess amount deposited becomes the
Account's Current Value.

(b)	Death or Annuitant age 75 or greater: The Death benefit amount is the Account Current Value on the claim date.
(c)	Death of the Certificate Holder if the Certificate Holder is not the Annuitant: The death benefit amount is the Account's Adjusted Current Value on the claim date. A
Surrender Fee may apply to any full or partial surrender (see 3.14 and Contract Schedule I).

Prior to any election, or until amounts must be
otherwise distributed under this section, the
Current Value of the Account will be retained
in the Account. The Beneficiary has the right
under the Account to allocate or reallocate any
amount to any of the available investment
options (subject to an MVA, as applicable). The
following options are available to the
Beneficiary:

(a)	When the Certificate Holder is the Annuitant: If the Certificate Holder/ Annuitant dies, and:

(1) If the Beneficiary is the Certificate
Holder's surviving spouse, the
Beneficiary will be the successor
Certificate Holder of the Account on
Aetna's records. Such successor
Certificate Holder may exercise all
Certificate Holder rights under the
Contract and continue in the
Accumulation Period, or may elect (i),
(ii), or (iii) below. Under the Code,
distributions from the Account are not
required until the successor
Certificate Holder's death. The
Beneficiary may elect to:

(i) Apply some or all of the Adjusted
Current Value of the Account to
Annuity option 2, 3 or 4 (see
4.07);

(ii) Apply some or all of the
Adjusted Current Value of the
Account to Annuity option 1
(see 4.07); or

(iii) Receive, at any time, a lump sum
payment equal to the Adjusted
Current Value of the Account.

(2)	If the Beneficiary is other than the
Certificate Holder's surviving
spouse, the options (i), (ii), or
(iii) under (1) above apply. Any
portion of the Adjusted Current
Value of the Account not applied
to Annuity option 2, 3 or 4 within
one year of the Certificate Holder's
death, must be distributed within
five years of the date of death.

(3)	If no Beneficiary exists, a lump sum

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3.12 Death Benefit Options available to Beneficiary (Cont'd):

3.13 Liquidation of Surrender Value:

3.14 Surrender Fee:

payment equal to the Adjusted
Current Value will be made to the
Certificate Holder's estate.

(b)	When the Certificate Holder is not the
	Annuitant	and the Certificate Holder dies,
and:
	(1)	If the Beneficiary is the Certificate
		Holder's	surviving spouse, the
		Beneficiary	will be the successor
		Certificate	Holder of the Account on
		Aetna's	records. Such successor
		Certificate	Holder may exercise all
		Certificate	Holder rights under the
		Contract	and continue in the
		Accumulation	Period, or may elect
		(i),	(ii), or (iii) below. Under the
		Code,	distributions from the Account
		are	not required until the successor
		Certificate	Holder's death. The
		Beneficiary	may elect to:
		(i)	Apply some or all of the Adjusted Current Value of the Account to Annuity option 2, 3 or 4 (see 4.07);
		(ii)	Apply some or all of the Surrender Value of the Account to Annuity option 1 (see 4.07); or
21
		(iii)	Receive, at any time, a lump sum payment equal to the Surrender Value of the Account.
	(2)	If the Beneficiary is other than the
		Certificate	Holder's surviving
		spouse,	then options (i), (ii), or
		(iii)	under (1) above apply. Any
		portion	of the Adjusted Current
		Value	of the Account not applied to
		Annuity	option 2, 3 or 4 within one
		year	of the Certificate Holder's
		death	will be subject to a Surrender
		Fee,	if applicable, and must be
		distributed	within five years of the
		date	of death.
	(3)	If no Beneficiary exists, a lump sum
		payment	equal to the Surrender Value
		will	be made to the Certificate
		Holder's	estate.
(c)	When the Certificate Holder is not the
	Annuitant	and the Annuitant dies: The
	Beneficiary	must elect Annuity option 2, 3
	or	4 within 60 days of the date of death
	or	the gain, if any, will be includable in
	the	Beneficiary's income in the tax year
	in	which the Annuitant dies.

All or any portion of the Account's Adjusted
Current Value may be surrendered at any time.
Surrender requests can be submitted as a
percentage of the Account value or as a
specific dollar amount. Net Purchase Payment
amounts are withdrawn first, and then the
excess value, if any. For any partial
surrender, amounts are withdrawn on a pro rata
basis from the Fund(s) and/or the Guaranteed
Term(s) Groups of the MG Account in which the
Current Value is invested. Within a Guaranteed
Term Group, the amount to be surrendered or
transferred will be withdrawn first from the
oldest Deposit Period, then from the next
oldest, and so on until the amount requested
is satisfied.

After deduction of the Maintenance Fee, if
applicable, the surrendered amount shall be
reduced by a Surrender Fee, if applicable.

The Surrender Fee only applies to the Net
Purchase Payment(s) portion surrendered and
varies according to the elapsed time since
deposit (see Contract Schedule I). Net

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Purchase Payment amounts are withdrawn in
the same order they were applied.

No Surrender Fee is deducted from any portion
of the Current Value which is paid:

(a) To a Beneficiary due to the Annuitant's
death before Annuity payments start, up to
a maximum of the aggregate Net Purchase
Payment(s) minus the total of all partial
surrenders, amounts applied to an Annuity
and deductions made prior to the
Annuitant's date of death;

(b) As a premium for an Annuity option 2, 3 or
4 under this Contract (see 4.07);

(c) As a distribution under the SWO provision
(see 3.10);

22


3.14 Surrender Fee (Cont'd):	(d) At least 12 months after the date of the
first Purchase Payment to the Account, in
an amount equal to or less than 10% of the
Current Value. This applies to the first
surrender request, partial or full, in a
calendar year. The Current Value is
calculated as of the date the surrender
request is received in good order at
Aetna's Home Office. This waiver is not
available to the Certificate Holder while
SWO is in effect;

(e) For a full surrender of the Account where
the Current Value of the Account is $2,500
or less and no surrenders have been taken
from the Account within the prior 12
months;

(f) By Aetna under 3.17; or

(g) If the Annuitant has spent at least 45
consecutive days in a licensed nursing care
facility and each of the following
conditions are met;

(1) more than one calendar year has elapsed
since the date the certificate was
issued; and

(2) the surrender is requested within 3
years of admission to a licensed
nursing care facility.

This waiver does not apply if the Annuitant
was in a nursing care facility at the time
the certificate was issued.

3.15 Payment of Surrender Value: Under certain emergency conditions, Aetna may defer payment:

(a)	For a period of up to 6 months (unless not allowed by state law); or
(b)	As provided by federal law.

3.16 Reinstatement:

All or a portion of the proceeds of a full surrender of an Account may be reinvested within 30 days after the surrender. Any Maintenance Fee and Surrender Fee charged at the time of surrender on the amount being reinvested will be included in the reinstatement. Any Market Value Adjustment(s) deducted from surrenders will not be included in the reinstatement.

Amounts will be reinstated among the MG Account and the Funds in the Separated Account in the same proportion as they were at the time of surrender. Any amounts reinstated to the MG Account will be credited to the Guaranteed Terms available during the current Deposit Period in the same proportion as they were at the time of surrender. In the event that a Guaranteed Term of the same duration is unavailable, amounts will be reinvested in the next shortest Guaranteed Term available in the current Deposit Period. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used. The number of

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3.16 Reinstatement (Cont'd):

3.17 Payment of Adjusted Current Value:

Fund(s) Record Units reinstated will be based
on the Record Unit Value(s) next computed after
receipt at Aetna's Home Office of the
reinstatement request and the amount to be
reinstated.

Any Maintenance Fee which falls due after the
surrender and before the reinstatement will be
deducted from the amount reinstated.

Any Account(s) surrendered because the Current
Value was less than $2,500 immediately
following any partial surrender may not be
reinstated (see 3.17).

Reinstatement of an Account is permitted only
once.

Upon 90 days' written notice to the Certificate
Holder, Aetna will terminate any Account if the
Current Value becomes less than $2,500
immediately following any partial surrender.
Aetna does not intend to exercise this right in
cases where an Account Current Value is reduced
to $2,500 of less solely due to investment
performance. A Surrender Fee will not be
deducted from the Adjusted Current Value. This
terminated Adjusted Current Value of an Account
may not be reinstated.

IV.	ANNUITY PROVISIONS
-	--------------------------------------------------------------------------------

4.01 Choices to be Made:

4.02 Terms of Annuity Options:


4.02 Terms of Annuity Options (Cont'd):

The Certificate Holder may tell Aetna to apply any portion of the Adjusted Current Value (minus any premium tax) for an Annuity under option 2, 3, or 4 (see 4.07). The first Annuity payment may not be earlier than one calendar year after the initial Purchase Payment nor later than the later of:

(a)	The first day of the month following the Annuitant's 85th birthday; of
(b)	The tenth anniversary of the last Purchase Payment. In lieu of the election of an Annuity, the Certificate Holder may tell Aetna to make a lump sum payment.

When an Annuity Option is chosen, Aetna must also be told if payments are to be made other than monthly and whether to pay:

(a)	A Fixed Annuity using the General Account;
(b)	A Variable Annuity using any of the Fund(s) available under this Contract for Annuity purposes; or
(c)	A combination of (a) and (b).

If a Fixed Annuity is chosen, the Annuity purchase rate for the option chosen reflects the Minimum Guaranteed Interest Rate (see Contract Schedule II), but may reflect higher interest rates. If a Variable Annuity is chosen, the initial Annuity payment for the option chosen reflects the assumed annual return rate elected. (see Contract Schedule II).

(a)	When payments start, the age of the Annuitant plus the number of years for which payments are guaranteed must not exceed 95.
24
(b)	An Annuity option may not be elected if the first payment would be less than $50 or if the total payments in a year would be less than $250 (less if required by state law).

Aetna reserves the right to increase the minimum first Annuity payment amount and the annual minimum Annuity payment amount based upon increases reflected in the Consumer Price Index-Urban, (CPI-U) since July 1, 1993.

(c)	If a Fixed Annuity under option 2,3 or 4 is

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4.03 Death of Annuitant/ Beneficiary:


4.03 Death of Annuitant/ Beneficiary (Cont'd):

chosen and a larger payment would result
from applying the Surrender Value to a
current Aetna single premium immediate
Annuity, Aetna will make the larger
payment.

(d)	For purposes of calculating the guaranteed
	first	payment of a Variable Annuity or the
	payments	for a Fixed Annuity, the
	Annuitant's	and second Annuitant's adjusted
	age	will be used. The Annuitant's and
	second	Annuitant's adjusted age is his or
	her	age as of the birthday closest to the
	Annuity	commencement date reduced by one
	year	for Annuity commencement dates
	occurring	during the period of time from
	July	1, 1993 through December 31, 1999. The
	Annuitant's	and second Annuitant's age will
	be	reduced by two years for Annuity
	commencement	dates occurring during the
	period	of time from January 1, 2000 through
	December	31, 2009. The Annuitant's and
	second	Annuitant's age will be reduced by
	one	additional year for Annuity
	commencement	dates occurring in each
	succeeding	decade.
	The	Annuity purchase rates for options 3
	and	4 based on mortality from 1983
	Table	a.
(e)	Assumed Annual Net Return Rate is the
	interest	rate used to determine the amount
	of	the first Annuity payment under a
	Variable	Annuity as shown on Contract
	Schedule	II. The Separate Account must earn
	this	rate plus enough to cover the
	mortality	and expense risks charges (which
	may	include profit) and administrative
	charges	if future Variable Annuity Payments
	are	to remain level, (see Annuity return
	factor	under Variable Annuity Assumed
	Annual	Net Return Rate on Contract Schedule
	II)	.
(f)	Once elected, Annuity payments cannot be
	commuted	to a lump sum except for Variable
	Annuity	payments under option 2 (see 4.07).
	The	life expectancy of the Annuitant or the
	Annuitant	and second Annuitant shall be
	irrevocable	upon the election of an Annuity
option.
(a)	Certificate Holder is Annuitant: When the
	Certificate	Holder is the Annuitant and the
	Annuitant	dies under option 2 or 3, or both
	the	Annuitant and the second Annuitant
	die	under option 4(d), the present value of
	any	remaining guaranteed payments will be
	paid	in one sum to the Beneficiary, or upon
	election	by the Beneficiary, any remaining
	payments	will continue to the Beneficiary.
	If	option 4 has been elected and the
	Certificate	Holder dies, the remaining
	payments	will continue to the successor
	payee.	If no successor payee has been
	designated,the	Beneficiary will be treated
	as	the successor payee.
25
(b)	Certificate Holder is Not Annuitant: When
	the	Certificate Holder is not the Annuitant
	and	the Certificate Holder dies, the
	remaining	payments under options 2, 3 or 4
	will	continue to the successor payee. If
	no	successor payee has been designated, the
	Beneficiary	will be treated as the
	successor	payee.
	If	the Annuitant dies under option 2 or 3,
	or	if both the Annuitant and the second
	Annuitant	die under option 4(d), the
	present	value of any remaining guaranteed
	payments	will be paid in one sum to the
	Beneficiary,	or upon the election by the
	Beneficiary,	any remaining payments will
	continue	to the Beneficiary. If option 4
	has	been elected, and the Annuitant dies,
	the	remaining payments will continue to the
	Certificate	Holder.
(c)	No Beneficiary Named/Surviving: If there is
	no	Beneficiary under option 2, 3, or 4, the

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4.04 Fund(s) Annuity Units --Separate Account:


4.04 Fund(s) Annuity Units--Separate Account (Cont'd):

4.05 Fund(s) Annuity Unit Value--Separate Account:

4.06 Annuity Net Return Factor(s)--Separate Account:

present value of any remaining payments
will be paid in one sum to the Certificate
Holder, or if the Certificate Holder is not
living, then to the Certificate Holder's
estate.

(d)

If the Beneficiary designated under option 1 dies, the amount held plus accrued interest will be paid in one sum to a successor Beneficiary, if any, named by the designated Beneficiary. If there is no successor Beneficiary, the lump sum will be paid to the designated Beneficiary's estate.

(e)

If the Beneficiary or the successor payee dies while receiving Annuity payments, the present value of any remaining guaranteed payments will be paid in one sum to the successor Beneficiary/payee, or upon election by the successor Beneficiary/payee, any remaining payments will continue to the successor Beneficiary/payee. If no successor Beneficiary/payee has been designated, the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary's/payee's estate.

(f)	The present value will be determined as of the Valuation Period in which proof of death acceptable to Aetna and a request for
payment	is received at Aetna's Home Office.
The	interest rate used to determine the
first	payment will be used to calculate the
present	value.

The number of each Fund's Annuity Units is
based on the amount of the first Variable
Annuity payment which is equal to:

(a)	The portion of the Current Value applied to pay a Variable Annuity (minus any premium tax); divided by
(b)	1,000; multiplied by
(c)	The payment rate for the option chosen.

Such amount, or portion, of the variable
payment will be divided by the appropriate Fund
Annuity unit value (see 4.05) on the tenth
Valuation Period before the due date of the
first payment to determine the number of each
Fund Annuity units. The

number of each Fund Annuity units remains fixed.
Each future payment is equal to the sum of the
products of each Fund Annuity unit value
multiplied by the appropriate number of units.
The Fund Annuity unit value of the tenth
Valuation Period prior to the date of the
payment is used.

For any Valuation Period, a Fund Annuity unit
is equal to:

(a)	The value for the previous Period; multiplied by
(b)	The Annuity net return factor(s) (see 4.06 below) for the Period; multiplied by
(c)	A factor to reflect the assumed annual net return rate (see Contract Schedule II).

The dollar value of a Fund Annuity unit values
and Annuity payments may go up or down due to
investment gain or loss.

The Annuity net return factor(s) are used to
compute all Separate Account Annuity Payments
for any Fund.

The Annuity net return factor(s) for each Fund
is equal to 1.0000000 plus the net return rate.

The net return rate is equal to:

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(a)	The value of the shares of the Fund held
	by	the Separate Account at the end of a
	Valuation	Period; minus
(b)	The value of the shares of the Fund held
	by	the Separate Account at the start of
	the	Valuation Period; plus or minus
(c)	Taxes (or reserves for taxes) on the
	Separate	Account (if any); divided by
(d)	The total value of the Fund(s) record
	units	and Fund(s) Annuity units of the
	Separate	Account at the start of the
	Valuation	Period; minus
(e)	A daily charge for Annuity mortality and
	expense	risks, which may include profit,
	and	a daily administrative charge (at the
	annual	rate as shown on Contract Schedule
	II)	.
A	net return rate may be more or less than 0%.

The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

Payments shall not be changed due to changes in the mortality or expense results or administrative charges.

4.07 Annuity Options:

Option 1 -- Payment of Interest on Sum Left with Aetna -- This option may be used only by the Beneficiary when the Certificate Holder dies before Aetna has started paying an Annuity. A portion or all of the sum paid upon death may be held under this option and will be held in the General Account of Aetna at interest (see 4.01). The Beneficiary may later tell Aetna to:

(a)	Pay a portion or all of the sum held by Aetna; or
(b)	Apply a portion or all of the sum held by Aetna to any Annuity option below.

27

       4.07 Annuity Options (Cont'd):

If a nonspouse Beneficiary elects that some or all of the Current Value is to be held under this option, the Beneficiary must tell Aetna to pay the full sum held under this option within 5 years of the date of death.

Option 2--Payments for a Stated Period of Time--An Annuity will be paid for the number of years chosen. The number of years must be at least 5 and not more than 30.

If payments for this option are made under a Variable Annuity the present value of any remaining payments may be withdrawn at any time. If a withdrawal is requested within 3 years after the start of payments, it will be treated as a surrender and any applicable Surrender Fee will be applied (see 3.14).

If a nonspouse Beneficiary elects this option at the death of the Certificate Holder, the period selected may not extend beyond the Beneficiary's life expectancy.

Option 3--Life Income--An Annuity will be paid for the life of the Annuitant. If also chosen, Aetna will guarantee payments for 60, 120, 180, or 240 months.

Option 4--Life Income Based upon the Lives of Two Annuitants--An Annuity will be paid during the lives of the Annuitant and a second Annuitant. Payments will continue until both Annuitants have died. When this option is chosen, a choice must be made of:

(a) 100% of the payment to continue after the first death; (b) 66 2/3% of the payment to continue after the first death; (c) 50% of the payment to continue after the first death; (d) Payments for a minimum of 120 months with 100% of the payment to continue after the first death; or (e) 100% of the payment to continue at the death of the second Annuitant and 50% of the payment to continue at the death of the

https://www.sec.gov/Archives/edgar/data/925981/0000950109-95-002138.txt

03/23/2018

Annuitant.

Other Options--Aetna may take other
options available as allowed by the laws of the
state in which this Contract and the
Certificate is delivered.


OPTION 2

Payments for a Stated Period of Time

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%


- --------------------------------------------------------------------------------

	Guaranteed	Monthly	Quarterly	Semi-Annual	Annual
Years	Rate	Payment	Payment	Payment	Payment

- --------------------------------------------------------------------------------

3	3.00%	$ 28.99	$ 86.76	$ 172.88	$ 343.23
4	3.00%	22.06	66.02	131.56	261.19
5	3.00%	17.91	53.59	106.78	211.99
6	3.00%	15.14	45.30	90.27	179.22
7	3.00%	13.16	39.39	78.49	155.83
8	3.00%	11.68	34.96	69.66	138.31
9	3.00%	10.53	31.52	62.81	124.69
10	3.00%	9.61	28.77	57.33	113.82
11	3.00%	8.86	26.52	52.85	104.93
12	3.00%	8.24	24.65	49.13	97.54
13	3.00%	7.71	23.08	45.98	91.29
14	3.00%	7.26	21.73	43.29	85.95
15	3.00%	6.87	20.56	40.96	81.33
16	3.00%	6.53	19.54	38.93	77.29
17	3.00%	6.23	18.64	37.14	73.74
18	3.00%	5.96	17.84	35.56	70.59
19	3.00%	5.73	17.13	34.14	67.78
20	3.00%	5.51	16.50	32.87	65.26
21	3.00%	5.32	15.92	31.72	62.98
22	3.00%	5.15	15.40	30.68	60.92
23	3.00%	4.99	14.92	29.74	59.04
24	3.00%	4.84	14.49	28.88	57.33
25	3.00%	4.71	14.09	28.08	55.76
26	3.00%	4.59	13.73	27.36	54.31
27	3.00%	4.47	13.39	26.68	52.97
28	3.00%	4.37	13.08	26.06	51.74
29	3.00%	4.27	12.79	25.49	50.60
30	3.00%	4.18	12.52	24.95	49.53

- --------------------------------------------------------------------------------



OPTION 3

Life income

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%



	Payments Guaranteed for a Stated Period of Months
	-------------------------------------------------

- --------------------------------------------------------------------------------
Adjusted	None	60	120	180	240
Age of
Annuitant
- --------------------------------------------------------------------------------
50	$ 4.05	$ 4.05	$ 4.03	$ 3.99	$ 3.93
51	4.12	4.11	4.09	4.05	3.99
52	4.19	4.19	4.16	4.11	4.04
53	4.27	4.26	4.23	4.18	4.10
54	4.35	4.34	4.31	4.25	4.16

55	4.44	4.42	4.39	4.32	4.22
56	4.53	4.51	4.47	4.40	4.29
57	4.62	4.61	4.56	4.48	4.35
58	4.72	4.71	4.65	4.56	4.42

https://www.sec.gov/Archives/edgar/data/925981/0000950109-95-002138.txt						03/23/2018

59	4.83	4.81	4.75	4.64	4.49

60	4.95	4.93	4.86	4.73	4.55
61	5.07	5.05	4.97	4.83	4.62
62	5.20	5.17	5.08	4.92	4.69
63	5.34	5.31	5.20	5.02	4.76
64	5.49	5.45	5.33	5.12	4.83

65	5.65	5.61	5.47	5.22	4.89
66	5.82	5.77	5.61	5.33	4.96
67	6.01	5.94	5.75	5.44	5.02
68	6.20	6.13	5.91	5.54	5.08
69	6.41	6.33	6.07	5.65	5.14

70	6.64	6.54	6.23	5.76	5.19
71	6.88	6.76	6.41	5.86	5.24
72	7.14	7.00	6.59	5.97	5.28
73	7.43	7.26	6.77	6.06	5.32
74	7.73	7.53	6.96	6.16	5.35

75	8.06	7.82	7.14	6.25	5.38

- --------------------------------------------------------------------------------         Rates are based on mortality from 1983 Table a. The rates do not differ by sex.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 4

Life Income for Two Payees

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed interest Rate of 3.0%



  -------------------------------------------------------------------------------- Adjusted Ages

  ----------------------

Second
Annuitant	Annuitant	Option 4a	Option 4b	Option 4c	Option 4d	Option 4e

- --------------------------------------------------------------------------------

55	50	$ 3.69	$ 4.05	$ 4.27	$ 3.69	$ 4.03
55	55	3.88	4.25	4.47	3.87	4.14
55	60	3.99	4.44	4.71	3.98	4.42

60	55	3.99	4.44	4.71	3.98	4.42
60	60	4.24	4.71	4.99	4.23	4.57
60	65	4.38	4.97	5.32	4.38	4.93

65	60	4.38	4.97	5.32	4.38	4.93
65	65	4.72	5.33	5.70	4.71	5.14
65	70	4.93	5.68	6.15	4.91	5.66

70	65	4.93	5.68	6.15	4.91	5.66
70	70	5.40	6.21	6.70	5.36	5.96
70	75	5.69	6.68	7.32	5.62	6.67

75	70	5.69	6.68	7.32	5.62	6.67
75	75	6.37	7.45	8.15	6.23	7.12
75	80	6.78	8.11	8.99	6.54	8.13

- --------------------------------------------------------------------------------         Rates are based on mortality from 1983 Table a. The rates do not differ by sex.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 2

Payments for a Stated Period of Time

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes



Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

- --------------------------------------------------------------------------------
	Monthly	Quarterly	Semi-Annual	Annual
Years	Payment	Payment	Payment	Payment
- --------------------------------------------------------------------------------

https://www.sec.gov/Archives/edgar/data/925981/0000950109-95-002138.txt					03/23/2018

3	$ 29.19	$ 87.33	$ 173.91	$ 344.86
4	22.27	66.61	132.65	263.04
5	18.12	54.19	107.92	213.99
6	15.35	45.92	91.44	181.32
7	13.38	40.01	79.69	158.01
8	11.90	35.59	70.88	140.56
9	10.75	32.16	64.05	127.00
10	9.83	29.42	58.59	116.18
11	9.09	27.18	54.18	107.34
12	8.46	25.32	50.42	99.98
13	7.94	23.75	47.29	93.78
14	7.49	22.40	44.62	88.47
15	7.10	21.24	42.31	83.89
16	6.76	20.23	40.29	79.89
17	6.47	19.34	38.51	76.37
18	6.20	18.55	36.94	73.25
19	5.97	17.85	35.54	70.47
20	5.75	17.22	34.28	67.98
21	5.56	16.65	33.15	65.74
22	5.39	16.13	32.13	63.70
23	5.24	15.66	31.19	61.85
24	5.09	15.24	30.34	60.17
25	4.96	14.85	29.56	58.62
26	4.84	14.49	28.85	57.20
27	4.73	14.15	28.19	55.90
28	4.63	13.85	27.58	54.69
29	4.53	13.57	27.02	53.57
30	4.45	13.30	26.49	52.53

- --------------------------------------------------------------------------------



OPTION 2

Payments for a Stated Period of Time

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes



Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

- --------------------------------------------------------------------------------

	Monthly	Quarterly	Semi-Annual	Annual
Years	Payment	Payment	Payment	Payment

- --------------------------------------------------------------------------------

3	$ 29.80	$ 89.04	$ 176.99	$ 349.72
4	22.89	68.38	135.93	268.58
5	18.74	56.00	111.33	219.98
6	15.99	47.77	94.96	187.64
7	14.02	41.90	83.30	164.59
8	12.56	37.52	74.58	147.35
9	11.42	34.11	67.81	133.99
10	10.51	31.40	62.42	123.34
11	9.77	29.19	58.03	114.66
12	9.16	27.36	54.38	107.45
13	8.64	25.81	51.31	101.39
14	8.20	24.50	48.69	96.21
15	7.82	23.36	46.44	91.75
16	7.49	22.37	44.47	87.88
17	7.20	21.51	42.75	84.48
18	6.94	20.74	41.23	81.47
19	6.71	20.06	39.88	78.80
20	6.51	19.46	38.68	76.42
21	6.33	18.91	37.59	74.28
22	6.17	18.42	36.62	72.35
23	6.02	17.98	35.73	70.61
24	5.88	17.57	34.93	69.02
25	5.76	17.20	34.20	67.57
26	5.65	16.87	33.53	66.25
27	5.54	16.56	32.92	65.04
28	5.45	16.28	32.35	63.93
29	5.36	16.01	31.83	62.90
30	5.28	15.77	31.35	61.95

- --------------------------------------------------------------------------------



OPTION 3

Life Income

Amount of First Monthly Payment for Each $1,000

https://www.sec.gov/Archives/edgar/data/925981/0000950109-95-002138.txt

03/23/2018

After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

Payments Guaranteed for a Stated Period of Months
-------------------------------------------------

- --------------------------------------------------------------------------------

Adjusted
Age of	None	60	120	180	240
Annuitant

- --------------------------------------------------------------------------------

50	$ 4.34	$ 4.34	$ 4.31	$ 4.27	$ 4.22
51	4.41	4.40	4.38	4.33	4.27
52	4.48	4.47	4.45	4.40	4.32
53	4.56	4.55	4.52	4.46	4.38
54	4.64	4.63	4.59	4.53	4.44

55	4.72	4.71	4.67	4.60	4.50
56	4.81	4.80	4.75	4.67	4.56
57	4.91	4.89	4.84	4.75	4.62
58	5.01	4.99	4.93	4.83	4.69
59	5.12	5.10	5.03	4.92	4.75

60	5.23	5.21	5.13	5.00	4.82
61	5.36	5.33	5.24	5.09	4.88
62	5.49	5.45	5.35	5.19	4.95
63	5.63	5.59	5.47	5.28	5.02
64	5.78	5.73	5.60	5.38	5.08

65	5.94	5.89	5.73	5.48	5.15
66	6.11	6.05	5.87	5.58	5.21
67	6.29	6.22	6.02	5.69	5.27
68	6.49	6.41	6.17	5.79	5.33
69	6.70	6.60	6.33	5.90	5.38

70	6.92	6.81	6.49	6.00	5.43
71	7.17	7.04	6.66	6.10	5.48
72	7.43	7.27	6.84	6.20	5.52
73	7.71	7.53	7.02	6.30	5.55
74	8.02	7.80	7.20	6.39	5.59

75	8.35	8.08	7.38	6.48	5.62

- --------------------------------------------------------------------------------


Rates are based on mortality from 1983 Table a. The rates do not differ by sex. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 3

Life Income

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

	Payments Guaranteed for a Stated Period of Months
	-------------------------------------------------

- --------------------------------------------------------------------------------
Adjusted
Age of	None	60	120	180	240
Annuitant
- --------------------------------------------------------------------------------
50	$ 5.26	$ 5.25	$ 5.22	$ 5.17	$ 5.11
51	5.33	5.32	5.28	5.23	5.15
52	5.40	5.38	5.34	5.29	5.20
53	5.47	5.45	5.41	5.35	5.26
54	5.54	5.53	5.48	5.41	5.31

55	5.63	5.61	5.56	5.47	5.36
56	5.71	5.69	5.63	5.54	5.42
57	5.80	5.78	5.72	5.61	5.47
58	5.90	5.88	5.81	5.69	5.53
59	6.01	5.98	5.90	5.77	5.59

60	6.12	6.09	6.00	5.85	5.65
61	6.24	6.21	6.10	6.93	5.71
62	6.37	6.33	6.21	6.02	5.77
63	6.51	6.46	6.33	6.11	5.83
64	6.66	6.60	6.45	6.20	5.89

65	6.82	6.75	6.57	6.30	5.95
66	6.99	6.91	6.71	6.39	6.01
67	7.17	7.08	6.85	6.49	6.06

https://www.sec.gov/Archives/edgar/data/925981/0000950109-95-002138.txt						03/23/2018

68	7.36	7.27	6.99	6.59	6.12
69	7.57	7.46	7.15	6.69	6.17

70	7.80	7.67	7.30	6.78	6.21
71	8.05	7.89	7.47	6.88	6.25
72	8.31	8.13	7.64	6.97	6.29
73	8.59	8.38	7.81	7.06	6.33
74	8.90	8.64	7.99	7.15	6.36

75	9.23	8.93	8.16	7.23	6.38

- --------------------------------------------------------------------------------         Rates are based on mortality from 1983 Table a. The rates do not differ by sex.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 4

Life Income for Two Payees

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%


- --------------------------------------------------------------------------------
Adjusted Ages
- -----------------------
Second
Annuitant Annuitant Option 4a Option 4b Option 4c Option 4d Option 4e
- --------------------------------------------------------------------------------

	55		50	$ 3.97	$ 4.35	$ 4.56	$ 3.97	$ 4.31
	55		55	4.16	4.54	4.76	4.15	4.42
	55		60	4.27	4.73	5.00	4.26	4.48

	60		55	4.27	4.73	5.00	4.26	4.70
	60		60	4.51	4.99	5.27	4.50	4.84
	60		65	4.66	5.25	5.61	4.65	4.93

	65		60	4.66	5.25	5.61	4.65	5.22
	65		65	4.99	5.61	5.99	4.98	5.42
	65		70	5.19	5.97	6.44	5.17	5.54

	70		65	5.19	5.97	6.44	5.17	5.93
	70		70	5.67	6.49	6.99	5.62	6.23
	70		75	5.95	6.96	7.61	5.87	6.40

	75		70	5.95	6.96	7.61	5.87	6.95
	75		75	6.64	7.73	8.43	6.48	7.40
	75		80	7.04	8.39	9.29	6.79	7.64

- --------------------------------------------------------------------------------


Rates are based on mortality from 1983 Table a. The rates do not differ by sex. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 4

LIFE INCOME FOR TWO PAYEES

AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

     Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

  -------------------------------------------------------------------------------- ADJUSTED AGES

  --------------------

	SECOND
ANNUITANT ANNUITANT OPTION 4a OPTION 4b OPTION 4c OPTION 4d OPTION 4e
- --------------------------------------------------------------------------------
55	50	$ 4.88	$ 5.26	$ 5.48	$ 4.88	$ 5.23
55	55	5.04	5.44	5.66	5.04	5.32
55	60	5.15	5.63	5.91	5.14	5.38

60	55	5.15	5.63	5.91	5.14	5.59
60	60	5.37	5.87	6.16	5.37	5.72
60	65	5.52	6.14	6.51	5.51	5.80

65	60	5.52	6.14	6.51	5.51	6.10
65	65	5.83	6.49	6.87	5.82	6.29
65	70	6.04	6.84	7.34	6.00	6.41

https://www.sec.gov/Archives/edgar/data/925981/0000950109-95-002138.txt							03/23/2018

70	65	6.04	6.84	7.34	6.00	6.81
70	70	6.49	7.35	7.87	6.44	7.08
70	75	6.77	7.84	8.51	6.68	7.25

75	70	6.77	7.84	8.51	6.68	7.81
75	75	7.45	8.60	9.33	7.27	8.25
75	80	7.86	9.28	10.20	7.57	8.49

- --------------------------------------------------------------------------------         Rates are based on mortality from 1983 Table a. The rates do not differ by sex.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


- -------------------------------------------------------------------------------

[LOGO OF AETNA INSURANCE COMPANY OF AMERICA APPEARS HERE]

Aetna Insurance Company of America
Home Office: 151 Farmington Avenue
Hartford, Connecticut 06156
(800) 531-4547

Group Variable, Fixed, or Combination Annuity Contract
Nonparticipating

- -------------------------------------------------------------------------------

ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.


Aetna Insurance Company of America

Endorsement

This Contract is endorsed as follows.

Add the following to Section I, General Definitions:

Dollar Cost Averaging - A program that permits the Certificate Holder to systematically transfer amounts from any of the Funds and the one-year MG Account Guaranteed Term to any of the Funds by completing the appropriate section of the enrollment form or a Dollar Cost Averaging election form.

Delete Section 1.06, Beneficiary, and replace it with the following:

1.06

Beneficiary - The individual or estate entitled to receive any payment from the Account upon the death of the Annuitant, or if the Certificate Holder is different from the Annuitant, upon the death of the Certificate Holder. If the Account is held by joint Certificate Holders, the survivor will be deemed the designated Beneficiary and any other Beneficiary on record will be treated as the contingent Beneficiary.

Delete Section 1.07, Certificate Holder, and replace it with the following:

1.07

Certificate Holder - A person who purchases an interest in this Contract as evidenced by a certificate. Aetna reserves the right to limit ownership to natural persons. If more than one Certificate Holder owns an Account, each Certificate Holder will be a joint Certificate Holder. Any joint Certificate Holder must be the spouse of the other joint Certificate. Joint Certificate Holders have joint ownership rights and both must authorize exercising any ownership rights unless Aetna allows otherwise. If the Account is owned by a nonnatural person, the death benefit will be paid at the death of the Annuitant.

Delete Section 1.21, Market Value Adjustment, and replace it with the following.

1.21

Market Value Adjustment - An adjustment that may apply to an amount withdrawn or transferred from an MG Account Guaranteed Term prior to the end of that Guaranteed Term. The adjustment reflects the change in the value of the investment due to changes in interest rates since the date of deposit and is computed using the formula given in 3.06. The adjustment is expressed as a percentage of each dollar withdrawn or transferred.

https://www.sec.gov/Archives/edgar/data/925981/0000950109-95-002138.txt

03/23/2018

1


Delete Section 2.04, Payments and Elections, and replace it with the following:

2.04	Payments and Elections - While the Certificate Holder is living, Aetna will pay the Certificate Holder any Annuity payments as and when due.

After the Certificate Holder's death, or at the death of the first Certificate Holder if the Account is owned jointly, any Annuity payments remaining to be made will be paid in accordance with 4.03. Aetna will determine other payments and/or elections as of the end of the Valuation Period in which the request is received at its Home Office. Such payments will be made within seven calendar days of receipt at its Home Office of a written claim for payment which is in good order, except as provided in 3.15.

Delete Section 2.06, Control of Contract, and replace it with the following:

2.06

Control of Contract - This is a Contract between the Contract Holder and Aetna. The Contract Holder has title to the Contract. Contract Holder rights are limited to accepting or rejecting Contract modifications. The Certificate Holder has all other rights to amounts held in his or her Account.

Each Certificate Holder shall own all amounts held in his or her Account. Each Certificate Holder may make any Certificate Holder choices allowed under this Contract. Certificate Holder choices made under this Contract must be in writing. If the Account is owned jointly both joint Certificate Holders must authorize any Certificate Holder change in writing. Until receipt of such choices at Aetna's Home Office, Aetna may rely on any previous choices made.

The Contract is not subject to the claims of any creditors of the Contract Holder or Certificate Holder, except to the extent permitted by law.

The Certificate Holder may assign or transfer his or her rights under the Contract. Aetna reserves the right not to accept assignment or transfer to a nonnatural person. Any assignment or transfer made must be submitted to Aetna's Home Office in writing and will not be effective until accepted by Aetna.

Delete Section 2.07, Designation of Beneficiary, and replace it with the following:

2.07

Designation of Beneficiary - Each Certificate Holder shall name his or her Beneficiary. If the Account is owned jointly, both joint Certificate Holders must agree in writing to the Beneficiary designated. The Beneficiary may be changed at any time. Changes to a Beneficiary must be submitted to Aetna's Home Office in writing and will not be effective until accepted by Aetna.

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Delete the first two paragraphs of Section 3.06, Market Value Adjustment, and replace them with the following:

3.06	Market Value Adjustment - Except as noted below, an MVA will apply to a
	withdrawal	from the MG Account before the end of a Guaranteed Term when
	the	withdrawal is:
	(a)	A Transfer, except for Transfers from the one-year MG Account Guaranteed Term under the Dollar Cost Averaging program or, as specified in 1.23, MG Account Matured Term Value Transfer;
	(b)	A full or partial surrender (including a 10% free withdrawal under 3.14), except for a partial withdrawal under the Systematic Withdrawal Option (see 3.10); or
	(c)	An election of Annuity option 2 (see 4.07).
	Full	and partial surrenders and Transfers made within six months after
	the	date of the Annuitant's death will be the greater of:
	(a)	The aggregate MVA amount which is the sum of all market value adjusted amounts calculated due to a withdrawal of amounts. This total may be greater or less than the Current Value of those amounts; or
	(b)	The applicable portion of the Current Value in the MG Account.

Delete Section 3.07, Transfer of Current Value from the Funds or MG Account, and replace them with the following:

3.07

Transfer of Current Value from the Funds or MG Account - Before an Annuity option is elected, all or any portion of the Adjusted Current Value of the Certificate Holder's Account may be transferred from any Fund or Guaranteed Term of the MG Account:

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(a)	To any other Fund; or
(b)	To an Guaranteed Term of the MG Account available in the current Deposit Period.

Transfer requests can be submitted as a percentage or as a dollar amount. Aetna may establish a minimum transfer amount. Within a Guaranteed Term Group, the amount to be surrendered to transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

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The Certificate Holder may make an unlimited number of Transfers during the Accumulation Period. The number of free Transfers allowed by Aetna is shown on Contract Schedule I. Additional Transfers may be subject to a Transfer fee as shown on Contract Schedule I.

Amounts transferred from the MG Account under the Dollar Cost Averaging program, or amounts transferred as a Matured Term Value on or within one calendar month of the Term's Maturity Date, do not count against the annual Transfer limit.

Amounts applied to Guaranteed Terms of the MG Account may not be transferred to the Funds or to another Guaranteed Term during the
Deposit Period or for 90 days after the close of the Deposit Period except for (1) a Matured Term Value(s) during the calendar month following the Term's Maturity Date and (2) amounts transferred from the one-year MG Account Guaranteed Term under the Dollar Cost
Averaging program.

Delete the first paragraph in Section 3.10, Systematic Withdrawal Option (SWO), and replace it with the following:

3.10

Systematic Withdrawal Option (SWO) - A distribution option under which a portion of the Account's Current Value will be automatically surrendered and distributed each year. SWO payments will be calculated on the Account's full Current Value. The distributed amount is withdrawn pro rata from each investment option under the Account. A

Surrender Fee will not be deducted from any portion of the Current Value which is paid as a distribution under SWO. Certificate Holders should consult their tax advisor prior to requesting this distribution option. Aetna will not be responsible for any adverse tax consequences due to receiving SWO payments.

Delete Section 3.11, Death Benefit Amount, and replace it with the following:

3.11	Death Benefit Amount - If the Certificate Holder or Annuitant dies
	before	Annuity payments start, the Beneficiary is entitled to a death
	benefit	under the Account. If the Account is owned jointly, the death
	benefit	is paid at the death of the first joint Certificate Holder to
	die.	The claim date is the date when proof of death and the
	Beneficiary's	claim are received in good order at Aetna's Home Office.
	The	amount of the death benefit is determined as follows:
	(a)	Death of Annuitant less than 75 years of age: The guaranteed death benefit is the greatest of:

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(1) The sum of all Net Purchase Payment(s) made to the Account (as of the date of death) minus the sum of all amounts surrendered, applied to an Annuity, or deducted from the Account;

(2) The highest step-up value as of the date of death. A step-up value is determined on each anniversary of the Effective Date.
Each step-up value is calculated as the Account's Current Value on the Effective Date anniversary, increased by the amount of any Purchase Payment(s) made, and decreased by the sum of all amounts surrendered, deducted, and/or applied to an Annuity
option since the Effective Date anniversary.

(3) The Account's Current Value as of the date of death.

The excess, if any, of the guaranteed death benefit value over the
Account's Current Value is determined as of the date of death. Any excess amount will be deposited in the Account and allocated to the
Aetna Variable Encore Fund as of the claim date. The Current Value on the claim date, plus any excess amount deposited, becomes the
Account's Current Value.

(b)	Death of Annuitant age 75 or greater: The death benefit amount is the greatest of:

(1) The sum of all Net Purchase Payment(s) made to the Account (as of the date of death) minus the sum of all amounts surrendered, applied to an Annuity, or deducted from the Account;

(2) The highest step-up value prior to the Certificate Holder's
75th birthday. A step-up value is determined on each

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anniversary of the Effective Date. Each step-up value is
calculated as the Account's Current Value on the Effective Date
anniversary, increased by the amount of any Purchase Payment(s)
made, and decreased by the sum of all amounts surrendered,
deducted, and/or applied to an Annuity option since the
Effective Date anniversary.

(3) The Account's Current Value as of the date of death.

The excess, if any, of the guaranteed death benefit value over the
Account's Current Value is determined as of the date of death. Any excess amount will be deposited in the Account and allocated to the
Aetna Variable Encore Fund as of the claim date. The Current Value on the claim date, plus any excess amount deposited, becomes the
Account's Current Value.

(c) Death of Certificate Holder if the Certificate Holder is not the
Annuitant: The death benefit amount is the Account's Adjusted
Current Value on the claim

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date. A Surrender Fee may apply to any full or partial surrender
(see 3.14 and Contract Schedule I).

(d) At the death of a surviving spouse Beneficiary who continued the Account in his or her own name, the death benefit amount is equal to the Account's Current Value less any applicable Surrender Fee on the amount of any Purchase Payment(s) made since the death of the Certificate Holder.

Delete Section 3.12, Death Benefit Options available to Beneficiary, and replace it with the following:

3.12	Death Benefit Options available to Beneficiary - Prior to any election,
	or	until amounts must be otherwise distributed under this section, the
	Account's	Current Value will be retained in the Account. The
	Beneficiary	has the right to allocate or reallocate any amount to any
	available	investment option (subject to an MVA if applicable). The
	following	options are available to the Beneficiary:
	(a)	When the Certificate Holder is the Annuitant: If the Certificate Holder/Annuitant dies, and:

(1) If the Beneficiary is the Certificate Holder's surviving spouse, the Beneficiary may exercise all Certificate Holder
rights under the Contract and continue in the Accumulation
Period, or may elect (i), (ii), or (iii) below. Under the Code, distributions from the Account are not required until the
spousal Beneficiary's death. The spousal Beneficiary may elect to:

(i)	Apply some or all of the Adjusted Current Value to Annuity option 2, 3 or 4 (see 4.07);
(ii)	Apply some or all of the Adjusted Current Value to Annuity option 1 (see 4.07); or
(iii)	Receive, at any time, a lump sum payment equal to the Account's Adjusted Current Value.

(2) If the Beneficiary is other than the Certificate Holder's surviving spouse, then options (i), (ii), or (iii) under (1)
above apply. Any portion of the Adjusted Current Value not
applied to Annuity option 2, 3 or 4 within one year of the
Certificate Holder's death, must be distributed within five
years of the date of death.

(3) If no Beneficiary exists, a lump sum payment equal to the
Adjusted Current Value will be made to the Certificate Holder's estate.

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(b)	When the Certificate Holder is not the Annuitant and the Certificate Holder dies, and:

(1) If the Beneficiary is the Certificate Holder's surviving spouse, the Beneficiary may exercise all Certificate Holder
rights under the Contract and continue in the Accumulation
Period, or may elect (i), (ii), or (iii) below. Under the
Code, distributions from the Account are not required until
the spousal Beneficiary's death. The spousal Beneficiary may elect to:

(i)	Apply some or all of the Adjusted Current Value to Annuity option 2, 3 or 4 (see 4.07);
(ii)	Apply some or all of the Surrender Value to Annuity option 1 (see 4.07); or

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(iii)	Receive, at any time, a lump sum payment equal to the Account's Surrender Value.

(2) If the Beneficiary is other than the Certificate Holder's surviving spouse, then options (i), (ii), or (iii) under (1)
above apply. Any portion of the Adjusted Current Value not
applied to Annuity Option 2, 3, or 4 within one year of the
Certificate Holder's death, must be distributed within five
years of the date of death.

(3) If no Beneficiary exists, a lump sum payment equal to the
Surrender Value will be made to the Certificate Holder's
estate.

(c)

When the Certificate Holder is not the Annuitant and the Annuitant dies: The Beneficiary must elect Annuity option 2, 3, or 4 within 60 days of the date of death or the gain, if any, will be includable in the Beneficiary's income in the tax year in which the Annuitant dies.

Delete Section 3.13, Liquidation of Surrender Value, and replace it with the following:

3.13

Liquidation of Surrender Value - All or any portion of the Account's Current Value may be surrendered at any time. Surrender requests can be submitted as a percentage of the Account's Current Value or as a specific dollar amount. Net Purchase Payment amounts are withdrawn first, and then the excess value, if any. For any partial surrender, amounts are withdrawn on a pro rata basis from the Fund(s) and/or the Guaranteed Term(s) Groups of the MG Account in which the Current Value is invested. Within a Guaranteed Term Group, the amount to be surrendered or transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

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After deduction of the Maintenance Fee, if applicable, the
surrendered amount shall be reduced by a Surrender Fee, if
applicable. An MVA may apply to amounts surrendered from the MG
Account.

Delete subsection (a) of Section 4.03, Death of Annuitant/Beneficiary, and replace it with the following:

4.03

Death of Annuitant/Beneficiary; (a) Certificate Holder is Annuitant: When the Certificate Holder is the Annuitant and the Annuitant dies under option 2 or 3, or both the Annuitant and the second Annuitant die under option 4(d), the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary, or upon election by the Beneficiary, any payments remaining will continue to the Beneficiary. If option 4 has been elected and the Certificate Holder dies, the remaining payments will continue to the successor payee. If no successor payee has been designated, the Beneficiary will be treated as the successor payee. If the Account has joint Certificate Holders, the surviving joint Certificate Holder will be deemed the successor payee.

Delete the first paragraph of subsection (b) of Section 4.03, Death of Annuitant/Beneficiary, and replace it with the following:

(b)

Certificate Holder is Not Annuitant: When the Certificate Holder is not the Annuitant and the Certificate Holder dies, the remaining payments under options 2, 3 or 4 will continue to the successor payee. If no successor payee has been designated, the Beneficiary will be treated as the successor payee. If the Account has joint Certificate Holders, the surviving joint Certificate Holder will be deemed the successor payee.

Endorsed and made part of the Certificate on the Effective Date of the Contract.

/s/ SIGNATURE APPEARS HERE

President
Aetna Insurance Company of America

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